SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK 1

South Second Street PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Dennis L. Merrey, a member of the CNB Financial Corporation board of directors for over 16 years, has been named Chairman of the Board, effective November 21, 2007, by fellow directors.

Mr. Merrey succeeds Mr. William R. Owens, who will be retiring from the board as of November 21, 2007, upon reaching normal retirement age. Mr. Owens has been chairman since 1998 and a director of the corporation since 1983.

Mr. Merrey is the fifth succession chairman of the corporation since its formation in 1984. Mr. John Leitzinger was the original chairperson followed by Ronald B. Strattan, Mr. L. E. Soult, Jr., Mr. Owens and now Mr. Merrey. Mr. Merrey was the founder and principal owner of Clearfield Powdered Metals, Inc., a powdered metal parts manufacturer in Clearfield, Pennsylvania.

CNB Financial Corporation is an $820 million bank holding company conducting business primarily through CNB Bank, the Corporation’s principal subsidiary. CNB Bank operations include a loan production office, a private banking division, and twenty-two full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: August 15, 2007	By:	/s/ Charles R. Guarino
Charles R. Guarino
Treasurer